                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                                  STRATUS SERVICES GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act
           Rules 14(a)(6)(i)(4) and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total Fee Paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 17, 2002
                          STRATUS SERVICES GROUP, INC.

To the Stockholders of
STRATUS SERVICES GROUP, INC.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of STRATUS SERVICES GROUP, INC. (the "Company") will be held on Wednesday, July 17, 2002 at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726 at 10:00 a.m., local time, for the following purposes:

1. To consider and vote upon the proposal of the Board Directors to amend the Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") of the Company to increase the number of the authorized shares of the Company's Common Stock from 25,000,000 to 100,000,000.

2. To consider and vote upon a proposal to approve (a) the issuance of 47,000 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") to Artisan (UK) plc; and (b) the issuance of shares of Common Stock upon the conversion of such Series C Preferred Stock.

3. To consider and vote upon the proposal of the Board of Directors to approve the issuance of the full number of shares of Common Stock to which holders of the Company's Series B Preferred Stock (the "Series B Preferred Stock") are entitled upon the conversion of Series B Preferred Stock.

4. To consider and vote upon a proposal to approve the issuance of up to 50,000,000 shares of Common Stock, or securities convertible into up to 50,000,000 shares of Common Stock, at prices which may be below the book and market value of the Common Stock.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    In accordance with the provisions of the Company's By-laws, the Board of Directors has fixed the close of business on June 14, 2002 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Special Meeting and any adjournments thereof. A list of the stockholders entitled to vote at the Special Meeting will be available for inspection at the offices of the Company and at the Special Meeting.

    STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

    The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. All stockholders are cordially invited to attend the Special Meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy in the enclosed return envelope, to which no postage need be affixed if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Special Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          J. TODD RAYMOND
                                          CORPORATE SECRETARY

Manalapan, New Jersey
June 21, 2002

                          STRATUS SERVICES GROUP, INC.
                           500 Craig Road, Suite 201
                          Manalapan, New Jersey 07726
                            ------------------------

                                PROXY STATEMENT
                               ------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 17, 2002
                            ------------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished to the holders of Stratus Services
Group, Inc. (the "Company" or "Stratus") Common Stock, $.01 par value (the "Common Stock"), Series A Preferred Stock, $.01 par value per share (the
"Series A Preferred Stock"), and Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock" and together with the Series A Preferred Stock, the "Preferred Stock"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at a special meeting of stockholders to be held on July 17, 2002, and at any adjournment thereof (the "meeting" or "special meeting"), pursuant to the accompanying Notice of Special Meeting of Stockholders. Holders of Common Stock and Preferred Stock are referred to herein collectively as the "stockholders." Forms of proxies for use at the meeting are also enclosed. The Company anticipates mailing this Proxy Statement to its stockholders on or about June 26, 2002. The executive offices of the Company are located at 500 Craig Road, Suite 201, Manalapan, New Jersey 07726.

    Stockholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the meeting. Presence at the meeting does not of itself revoke the proxy; however, a vote cast at the meeting by written ballot will revoke the proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted FOR the proposal to amend the Certificate of Incorporation of the Company to increase the number of the authorized shares of the Company's Common Stock from 25,000,000 to 100,000,000; AGAINST the proposal to approve the issuance of 47,000 shares of the Series C Convertible Preferred Stock (the "Series C Preferred Stock") to Artisan (UK) plc ("Artisan") and the issuance of shares of Common Stock upon the conversion of such Series C Preferred Stock; FOR the proposal to approve the issuance of the full number of shares of Common Stock to which the holders of the Company's Series B Preferred Stock (the "Series B Preferred Stock") are entitled upon the conversion of the Series B Preferred Stock; and FOR the proposal to approve the issuance of up to 50,000,000 shares of Common Stock at prices which may be below the book and market value of the Common Stock. Management is not aware at the date hereof of any matters to be presented at the meeting other than the matters described above. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

    Proxies for use at the meeting are being solicited by the Board of Directors of the Company. The cost of preparing, assembling and mailing the proxy material is to be borne by the Company. It is not anticipated that any compensation will be paid for soliciting proxies, and the Company does not intend to employ specially engaged personnel of the Company or other paid solicitors in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile transmission or letter.

                                     VOTING

    The securities entitled to vote at the meeting consist of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, with each share of Common Stock, Series A Preferred Stock and Series B Preferred Stock entitling its owner to one vote. On June 14, 2002, the number of outstanding shares of Common Stock was 11,552,567 shares, the number of outstanding shares of Series A Preferred Stock was 1,458,933 shares and the number of outstanding shares of Series B Preferred Stock was 263,300. Only stockholders of record on the books of the Company at the close of business on June 14, 2002 will be entitled to vote at the meeting. The holders of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, considered as one class, entitled to cast a majority of the votes represented by such shares, present in person or by proxy, will constitute a quorum at the meeting. The proposal to amend the Certificate of Incorporation must be approved by (i) the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class; and (ii) a majority of the outstanding shares of Common Stock, voting as a separate class. The proposal to approve the issuance of the Series C Preferred Stock and the issuance of the Common Stock upon conversion of the Series C Preferred Stock must be approved by
(i) the holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class, (ii) the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class; and
(iii) a majority of the votes cast at the meeting by the holders of Common Stock and of the Series A Preferred Stock, voting together as a single class. The proposal to approve the issuance of the full number of shares of Common Stock to which holders of the Series B Preferred Stock are entitled upon the conversion of the Series B Preferred Stock must be approved by a majority of the votes cast at the meeting by the holders of Common Stock and Series A Preferred Stock voting as a single class. The proposal to approve the issuance of up to 50,000,000 shares of Common Stock, or securities convertible into up to 50,000,000 shares of Common Stock, at prices which may be below the book and market value of the Common Stock must be approved a majority of the votes cast at the meeting by the holders of Common Stock and Series A Preferred Stock voting together as a single class.

    All votes will be tabulated by the inspector of election appointed at the meeting who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes. Under Delaware law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates and, accordingly, will have no effect on the outcome of the vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following table sets forth information with respect to each person who, as of June 14, 2002, is known by the Company to be the beneficial owner (as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934) of more than five percent (5%) of the Company's Common Stock, Series A Preferred Stock or Series B Preferred Stock. The holders of Series B Preferred Stock are not entitled to any voting rights except as required by law. As a result, the only proposal being considered at the meeting upon which holders of Series B Preferred Stock are entitled to vote is the proposal to approve the issuance of the Series C Preferred Stock, the Warrants and the Common Stock issuable upon the conversion of the Series C Preferred Stock and exercise of Warrants. Except as set forth in the footnotes to the table, the stockholders have sole voting and investment power over such shares:

                                                                                        SERIES A                 SERIES B
                                                             COMMON STOCK            PREFERRED STOCK          PREFERRED STOCK
                                                       ------------------------   ---------------------   -----------------------
                                                                                                            AMOUNT
                                                       AMOUNT AND                   AMOUNT                   AND
                                                         NATURE                   AND NATURE                NATURE
                                                           OF                         OF                      OF
                                                       BENEFICIAL    PERCENT OF   BENEFICIAL   PERCENT    BENEFICIAL   PERCENT OF
NAME OF BENEFICIAL OWNER                                OWNERSHIP      CLASS      OWNERSHIP    OF CLASS   OWNERSHIP      CLASS
------------------------                               -----------   ----------   ----------   --------   ----------   ----------
Joseph J. Raymond....................................   7,302,023(1)   38.79%     1,458,933(2)  100.0%      32,000(3)     12.2%
500 Craig Road, Suite 201
Manalapan, New Jersey 07726

Artisan.com Limited..................................   2,275,933(4)   16.49%     1,375,933(5)   94.3%          --          --
Dean House, Sovereign Court
Ermine Business Park
Huntington, Cambs PE28 6XU

Cater Barnard (USA) plc..............................      83,000(6)   (7)           83,000(8)    5.7%          --          --
Lloyds House, #6 Lloyds Avenue
London, England, UK EC3N 3AX

Pinnacle Investment Partners, LP.....................  11,516,979(9)   49.99%            --        --      231,300        87.8%
110 Wall Street, 24th Floor
New York, New York 10005

(1) Includes 900,000 shares of Common Stock owned by Artisan.com Limited ("Artisan.com"), 1,375,933 shares of Common Stock issuable upon the conversion, at the holder's option, of an equal number of shares of Series A Preferred Stock owned by Artisan.com and 83,000 shares of Common Stock issuable upon the conversion, at the holder's option, of an equal number of shares of Series A Preferred Stock owned by Cater Barnard (USA) plc ("Cater Barnard"). All of such shares are subject to proxies granted by Artisan.com and Cater Barnard which give Joseph J. Raymond the right to vote these shares until July 2004 provided that he remains Chairman of the Company's Board of Directors. Also includes (i) 1,422,222 shares of Common Stock issuable as of June 14, 2002, upon conversion of 32,000 shares of Series B Preferred Stock held by a corporation of which Mr. Raymond is the sole owner and (ii) 3,168,782 shares of Common Stock subject to options which are currently exercisable or may become exercisable within 60 days of June 14, 2002. Excludes 850,000 shares of Common Stock subject to options which are not vested or exercisable within 60 days of June 14, 2002.

(2) These shares are held by Artisan.com (1,375,933 shares) and Cater Barnard (83,000 shares). Each of Artisan.com and Cater Barnard has granted
    Mr. Raymond a proxy to vote these shares as described in note 1 above.

(3) These shares are held by a corporation wholly owned by Mr. Raymond.

(4) Includes 1,375,933 shares of Common Stock issuable upon conversion, at the holder's option, of an equal number of shares of Series A Preferred Stock. Artisan.com has granted Joseph J. Raymond a proxy to vote these shares as described in note 1 above.

(5) Artisan.com has granted Mr. Raymond a proxy to vote these shares as described in note 1 above.

(6) Represents 83,000 shares of Common Stock issuable upon the conversion, at the holder's option, of an equal number of shares of Series A Preferred Stock. Cater Barnard has granted Joseph J. Raymond a proxy to vote these shares as described in note 1 above. Stephen Dean is the Chairman and a significant shareholder of each of the parent company of Artisan.com and the parent company of Cater Barnard.

(7) Shares beneficially owned do not exceed one percent (1%).

(8) Cater Barnard has granted Joseph J. Raymond a proxy to vote these shares as described in note 1 above.

(9) Includes 10,280,000 shares of Common Stock issuable upon the conversion of 231,300 shares of Series B Preferred Stock (based upon the conversion price of $0.1125 as of June 14, 2002).

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information as of June 14, 2002 with respect to the beneficial ownership (as defined in Rule 13d-3) of the Company's Common Stock, Series A Preferred Stock and

Series B Preferred Stock by each director, each of the Company's current executive officers who earned in excess of $100,000 in fiscal 2001 and by all directors and executive officers as a group. Except as set forth in the footnotes to the table, the stockholders have sole voting and investment power over such shares.

                                                                     SERIES A                SERIES B
                                          COMMON STOCK            PREFERRED STOCK         PREFERRED STOCK
                                     -----------------------   ---------------------   ---------------------
                                       AMOUNT                    AMOUNT                  AMOUNT
                                     AND NATURE                AND NATURE              AND NATURE
                                         OF                        OF                      OF
                                     BENEFICIAL   PERCENT OF   BENEFICIAL   PERCENT    BENEFICIAL   PERCENT
NAME OF BENEFICIAL OWNER             OWNERSHIP      CLASS      OWNERSHIP    OF CLASS   OWNERSHIP    OF CLASS
------------------------             ----------   ----------   ----------   --------   ----------   --------
Joseph J. Raymond..................  7,302,023(1)    38.79%    1,458,933(2)  100.0%      32,000(3)    12.2%
Michael A. Maltzman................    682,116(4)     5.59%           --        --           --         --
Michael J. Rutkin..................    213,075(5)     1.82%           --        --           --         --
Sanford I. Feld....................    107,834(6)   (9)               --        --           --         --
H. Robert Kingston.................     93,333(7)   (9)               --        --           --         --
Donald W. Feidt....................     80,000(8)   (9)               --        --           --         --
All Directors and Executive
  Officers as a Group (7 persons)
  (1)(2)(3)(4)(5)(6)(7)(8) and
  (10).............................  8,593,163       46.67%      850,837      58.3%          --         --

------------------------

(1) Includes 900,000 shares of Common stock owned by Artisan.com, 1,375,933 shares of Common Stock issuable upon the conversion, at the holder's option, of an equal number of shares of Series A Preferred Stock owned by Artisan.com and 83,000 shares of Common Stock issuable upon the conversion, at the holder's option, of an equal number of shares of Series A Preferred Stock owned by Cater Barnard U.S.A. All of such shares are subject to proxies granted by Artisan.com and Cater Barnard U.S.A. which give Joseph J. Raymond the right to vote these shares until July 2004 provided that he remains Chairman of the Company's Board of Directors. Also includes
    (i) 1,422,222 shares of Common Stock issuable as of June 14, 2002, upon conversion of 32,000 shares of Series B Preferred Stock held by a corporation of which Mr. Raymond is sole owner and (ii) 3,168,782 shares of Common Stock subject to options which are currently exercisable or may become exercisable within 60 days of June 14, 2002. Excludes 850,000 shares of Common Stock subject to options which are not vested or exercisable within 60 days of June 14, 2002.

(2) These shares are held by Artisan.com (1,375,933 shares) and Cater Barnard (83,000 shares). Each of Artisan.com and Cater Barnard has granted
    Mr. Raymond a proxy to vote these shares as described in note 1 above.

(3) These shares are held by a corporation wholly owned by Mr. Raymond.

(4) Includes 635,448 shares subject to currently exercisable stock options. Excludes 50,000 shares subject to options that are not vested or exercisable within 60 days of June 14, 2002.

(5) Includes 30,000 shares held by children of Michael Rutkin living in his household and 10,000 shares held by his wife.

(6) Includes 49,167 shares subject to currently exercisable stock options and warrants.

(7) Includes 60,000 shares subject to currently exercisable options.

(8) Includes 60,000 shares subject to currently exercisable options.

(9) Shares beneficially owned do not exceed 1% of the Company's outstanding Common Stock.

(10) Includes 114,782 shares of Common Stock that are beneficially owned by J. Todd Raymond, the Company's Corporate Secretary, including 88,782 shares subject to currently exercisable options.

                                   PROPOSAL I
              PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED
           CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON
                                     STOCK

GENERAL

    The Board of Directors has determined that it would be in the best interest of the Company to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 25,000,000 to 100,000,000. The text of the proposed Certificate of Amendment is attached hereto as Exhibit A. As of June 14, 2002, there are 11,522,567 shares of the Company's Common Stock outstanding, leaving 13,477,433 shares of Common Stock authorized but unissued. However, as of June 14, 2002, the Company had
(i) reserved 7,000,000 shares of its Common Stock for issuance under its 1999, 2000, 2001 and 2002 Equity Incentive Plans, (ii) commitments to issue an aggregate of 2,558,334 shares of Common Stock upon the exercise of non-plan options and warrants; and (iii) commitments to issue at least 13,161,155 shares of its Common Stock upon the conversion of its Series A and Series B Preferred Stock.

    In addition, subject to obtaining the requisite shareholder approval, the proposed transaction with Artisan.com, if approved and completed, will result in the creation of a class of Series C Preferred Stock and in the issuance of up to 47,000 shares of Series C Preferred Stock. The Series C Preferred Stock to be issued, if fully converted, would require the issuance of at least an additional 6,266,666 shares of Common Stock. See "Proposal II".

    Further, the Company has entered into an agreement with a placement agent for the purpose of creating and offering up to $2,000,000 of Series D Preferred Stock and corresponding Warrants which could, if the full amount of the Series D Preferred Stock and Warrants are sold and the Preferred Stock and Warrants are fully converted and exercised, require the issuance of at least an additional 6,333,334 shares of Common Stock. This includes a Warrant to Purchase 1,000,000 shares of Common Stock to be issued to the placement agent in the transaction, subject to certain conditions. See "Proposal IV".

    The above commitments and potential transactions, in the aggregate, could obligate the Company to issue up to 35,319,489 shares of the Company's Common Stock while it has only 13,477,433 shares of authorized and unissued Common Stock out of which it can satisfy such obligations.

    In addition to satisfying the Company's current commitments as described above, the Company may be required to raise additional capital to finance its operations if and when a feasible business opportunity is presented to the Company. Thus, one of the purposes of the proposed amendment includes providing the Company with greater flexibility for entering into any opportunity that might be presented to it. Currently, the Company is restricted in its financing options due to the limited amount of authorized but unissued shares of Common Stock provided for in its Certificate of Incorporation. The Board believes that it is in the best interest of the Company to increase the number of authorized shares of Common Stock to assure the availability of shares for such purposes.

PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON
  STOCK

    The proposed amendment of the Certificate of Incorporation would increase the number of shares of Common Stock which the Company is authorized to issue from 25,000,000 shares to 100,000,000 shares. If Proposal I is approved by the shareholders of the Company, the additional 75,000,000 shares of Common Stock authorized would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding.

    The Board believes that the proposed increase in the number of authorized shares of Common Stock is advisable so that the Company will have sufficient authorized capital to permit (i) the completion of the offering of the Common Stock, or securities convertible into Common Stock, at prices which may be below the book and market value of such Common Stock, (ii) future equity financings,
(iii) potential acquisitions of businesses for Common Stock, (iv) the grant of additional stock options under its equity incentive plans, and (v) potential issuances of shares of Common Stock upon conversion of the Company's Preferred Stock and exercise of outstanding warrants and options to purchase Common Stock.

    Approval of Proposal I by the stockholders of the Company will increase the number of shares of Common Stock which the Company may issue without further stockholder approval. The issuance of additional shares of Common Stock could have the effect of delaying, deferring or preventing a change in control of the Company and discouraging tender offers for the Company. In addition, the issuance of additional shares of Common Stock will have a dilutive effect on the current stockholders of the Company and could have an adverse impact on the trading price of the Common Stock.

VOTE REQUIRED

    Approval by the Company's stockholders of Proposal I requires approval by
(i) holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class; and (ii) a majority of the outstanding shares of Common Stock, voting as a separate class.

                THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT
                       STOCKHOLDERS VOTE FOR PROPOSAL I.

                                  PROPOSAL II
        PROPOSAL TO APPROVE THE ISSUANCE OF SERIES C PREFERRED STOCK TO
          ARTISAN AND THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF
                            SERIES C PREFERRED STOCK

BACKGROUND

    In July 2001, the Company issued 850,837 shares of Series A Preferred Stock (the "Series A Preferred Stock") to Artisan.com in exchange for 63,025,000 ordinary shares of enterpriseAsia.com, a London AIM listed company ("EPA"). The 63,025,000 shares of EPA received in the exchange represent approximately 26.3% of EPA's outstanding shares. The Company also issued 900,000 shares of Common Stock to Artisan.com in July 2001, at an aggregate purchase price of $900,000. In connection with these transactions, the Company issued 608,096 shares of Series A Preferred Stock and 30,000 shares of Common Stock as finder's fees to third parties. See "Description of Capital Stock--Series A Preferred Stock" for a description of the terms of the Series A Preferred Stock.

    The Company and Artisan, the parent company of Artisan.com, have entered into a Subscription Agreement, effective as of March 28, 2002, subject to the Company obtaining the requisite stockholder approval of Proposal II, which provides that Artisan will purchase $4,700,000 (47,000 shares) of the Series C Preferred Stock (the "Artisan Transaction"). The proceeds that the Company receives from the sale of the Series C Preferred Shares will be used to redeem the Company's outstanding Series A Preferred Stock and pay the accrued dividends thereon. The closing of the Artisan Transaction is conditioned upon the receipt of stockholder approval of the issuance of the Series C Preferred Stock and the shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

    The Subscription Agreement and related documents memorializing the Artisan Transaction also provide as follows: (1) Artisan grants Joseph Raymond, Sr., the Chairman and President of the Company, a proxy to vote all of Artisan's
Series C Preferred Shares and Common Stock underlying the Series C Preferred Stock, if converted, for a period of two (2) years provided that Mr. Raymond remains Chairman of the Company's Board of Directors; (2) Artisan is entitled to appoint one Director to the Company's Board of Directors and, in turn, the Company is entitled to appoint one Director to Artisan's Board of Directors, and
(3) certain members of the family of Joseph J. Raymond provide Artisan with a right of first refusal in the event they sell their shares in the Company.

    The proposal to approve the issuance of the Series C Preferred Stock to Artisan was originally endorsed by the Board because Artisan had presented to and discussed with the Company a number of Term Sheets which contemplated a series of transactions of which the Artisan Transaction was only a part. The Board's expectations were that these other transactions in the series would result in aggregate investments in the Company of approximately $6,000,000, not including the funding being provided in the Artisan Transaction. Artisan has advised the Company that it no longer intends to pursue these other transactions with the Company, and, as a result, the Board believes that it would no longer be in the best interests of the Company and its stockholders for the stockholders to approve the proposal to issue such Series C Preferred Stock to Artisan.

DESCRIPTION OF SERIES C PREFERRED STOCK

    If the Artisan Transaction is approved and completed, the rights, designations and preferences of the Series C Preferred Stock will be as described below.

    Holders of the Series C Preferred Stock will be entitled to cumulative dividends at a rate of seven percent (7%) per annum, payable semi-annually, when and as declared by the Company's Board of Directors, in preference and priority to any payment of any dividend on the Common Stock or the Series A or B Preferred Stock of the Company. Dividends may be paid, at the option of the Company, either in cash or in shares of Common Stock, valued at the Series C Conversion Price (as defined below), if the Common Stock issuable upon conversion of such Series C Preferred Stock has been

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registered for resale under the Securities Act of 1933. Holders of Series C
Preferred Shares will be entitled to a liquidation preference of $100.00 per share plus accrued and unpaid dividends.

    The Series C Preferred Stock will be convertible into Common Stock at any time at the option of the holder. The number of shares issuable upon conversion will be determined by multiplying the number of shares of Series C Preferred Stock to be converted by $100.00 and dividing the result by the conversion price then in effect (the "Series C Conversion Price"). Under the terms of the Artisan Transaction, the Series C Conversion Price will be $0.75. As a result, each share of Series C Preferred Stock will be convertible into one hundred thirty-three (133) shares of Common Stock.

    Holders of Series C Preferred Stock will be entitled to vote on all matters submitted to a vote of the stockholders of the Company, with each share of Series C Preferred Stock entitling the holder to a number of votes equal to the number of full shares of Common Stock into which such share of Series C Preferred Stock is then convertible. Initially, each share of Series C Preferred Stock will represent 133 votes. The Series C Preferred Stock will vote together with the Common Stock on each matter submitted to a vote of stockholders, except that the holders of the Series C Preferred Stock will be entitled to vote together as a single class on any (a) proposed amendment of the Company's Certificate of Incorporation which would increase or decrease the aggregate number of authorized shares of Series C Preferred Stock, (b) proposal to create a new class of shares having rights and preferences equal to or having priority over the Series C Preferred Stock or (c) proposed amendments of the Certificate of Incorporation that could adversely affect the powers, preferences, participations, rights, qualifications or restrictions of the Series C Preferred Stock.

    The Company will be required to register the shares of Common Stock issuable upon conversion of the Series C Preferred Stock issued in the Artisan Transaction under the Securities Act of 1933 (the "Securities Act") upon the request of Artisan. If (a) the registration statement is not declared effective by the Securities and Exchange Commission within 120 days after a request for registration by Artisan, (b) sales cannot be made under an effective registration statement, subject to certain exceptions, for any reason or
(c) the Common Stock is not included for trading on the OTC Bulletin Board, the Nasdaq Stock Market or the New York Stock Exchange, then the Company will be required to pay Artisan an amount equal to 2% of the amount of Artisan's aggregate investment for any month or pro rata portion thereof during which any of such events occurs or is continuing.

    Because Artisan has advised the Company that it does not intend to proceed with the other investment transactions that it proposed to and discussed with the Company, and because the issuance of the Series C Preferred Stock to Artisan pursuant to the Artisan Transaction and the full conversion of same could result in the Company being required to issue 6,266,666 shares of Common Stock, and result in substantial dilution to the Company's existing stockholders, the Board recommends a vote "AGAINST" this Proposal II.

NASD REQUIREMENT AS TO STOCKHOLDER APPROVAL

    The rules of the NASD provide that stockholder approval must be obtained when the issuance or potential issuance will result in a change of control or in connection with a transaction other than a public offering involving the sale, issuance or potential issuance of Common Stock at a price less than the greater of book or market value where, due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock,
(i) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities (the "NASD Rule"). Although the Company's Common Stock was recently delisted from the Nasdaq SmallCap Market, and the Company is not currently subject to the NASD Rule, the Company is in the process of appealing the delisting. If the Company's Common Stock is reinstated for trading on the Nasdaq SmallCap Market, the Company will again be subject to the NASD Rule.

    If $4,700,000 of Series C Preferred Stock is issued in the Artisan Transaction with a conversion price of $0.75 per share, the Company would be required to issue at least 6,266,666 shares of Common Stock if all of the shares of Series C Preferred Stock were converted. If (i) the NASD Rule is applicable and (ii) the book or market value of the Common Stock exceeds $0.75 at the time of the sale of the Series C Preferred Stock, the Company would be prohibited from issuing, without stockholder approval, more than 2,309,295 shares of Common Stock upon the conversion of the Series C Preferred Stock. As a result, the closing of the Artisan Transaction is conditioned upon receipt of stockholder approval.

    The Artisan Transaction, if completed, will result in the sale of 47,000 shares of Series C Preferred Stock to Artisan. Each share of Series C Preferred Stock will entitle the holder to a number of votes equal to the number of shares of Common Stock into which the Series C Preferred Stock is convertible. Based upon a conversion price of $.75 per share, the shares of Series C Preferred Stock issued in the Artisan Transaction will represent the right to vote 6,266,666 shares. Assuming that the proceeds of the Artisan Transaction are used to redeem the outstanding shares of Series A Preferred Stock, the shares of Series C Preferred Stock issued in the Artisan Transaction will represent 38% of the voting power of the Company's outstanding capital stock and, when combined with the 900,000 shares of Common Stock owned by Artisan as of June 14, 2002, will represent 43% of the voting power of the Company's capital stock.

    In view of the fact that (i) Artisan and its affiliates, Cater Barnard, currently own securities representing more voting power than any other stockholder of the Company (approximately 18% of the voting power of the Company's outstanding securities) and (ii) Artisan and Cater Barnard have granted proxies to the Company's Chairman and President, Joseph J. Raymond, to vote their shares and Artisan is required to grant Mr. Raymond a similar proxy in connection with the Artisan Transaction, the Company does not believe that the Artisan Transaction will result in a change in control. In addition, because the $.75 conversion price of the Common Stock exceeds the book and market value of the Common Stock at the time that the Artisan Agreement was executed, the Company does not believe that the 20% limitation set forth in the NASD Rule is applicable. Nevertheless, in view of potential uncertainty as to the applicability of the NASD Rule, the closing of the Artisan Transaction has been conditioned upon the receipt of stockholder approval.

    For the reasons set forth above, and in particular the unwillingness of Artisan to proceed with the other investments originally contemplated by the parties and the potential dilution to existing stockholders if the Artisan Transaction is approved and completed, the Board recommends a vote "AGAINST" Proposal II.

VOTE REQUIRED

    Approval by the Company's stockholders of the issuance of the Series C Preferred Stock and the issuance of Common Stock upon conversion of the Series C Preferred Stock requires the affirmative vote of (i) the holders of a majority of the outstanding shares of Series A Preferred Stock voting as a separate class, (ii) the holders of a majority of the outstanding shares of Series B Preferred Stock voting as a separate class and (iii) a majority of the votes cast at the annual meeting by the holders of Common Stock and the Series A Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" APPROVAL OF
        THE ISSUANCE OF THE SERIES C PREFERRED STOCK AND THE ISSUANCE OF
             SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES C
                                PREFERRED STOCK.

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                                  PROPOSAL III
          PROPOSAL TO APPROVE THE ISSUANCE OF FULL NUMBER OF SHARES OF
            COMMON STOCK UPON CONVERSION OF SERIES B PREFERRED STOCK

BACKGROUND

    In fiscal 2001 and the first quarter of fiscal 2002, the Company issued and sold in a private placement to certain accredited investors $790,050 aggregate principal amount of 6% Convertible Debentures (the "Debentures"). The Company had previously sold $1,922,400 aggregate principal amount of Debentures in December 2000 and received stockholder approval of the issuance of the full number of shares issuable upon conversion at its 2001 Annual Meeting of Stockholders. At the Company's 2002 Annual Meeting of Stockholders, stockholders were asked to vote upon a proposal to approve the issuance of the full number of shares of Common Stock upon conversion of the $790,050 principal amount of Debentures issued in fiscal 2001 and 2002. This approval was obtained at the 2002 Annual Meeting of Stockholders.

    In March 2002, the Company entered into an agreement with the holder (the "Debenture Holder") of all but $40,000 of its outstanding Debentures pursuant to which it issued to the Debenture Holder 231,300 shares of Series B Preferred Stock in exchange for (i) $456,499 aggregate principal amount of Debentures,
(ii) the cancellation of a $400,000 promissory note previously issued by the Company to the Debenture Holder and (iii) $300,000 in cash. In addition, the Debenture Holder converted, between January 2002 and March 2002, $643,501 principal amount of Debentures into 1,736,979 shares of Common Stock. As a result of these transactions, only $40,000 of Debentures remains outstanding.

    In addition to the transactions described above, in March 2002, Transworld Management Services, Inc., a corporation wholly owned by Joseph J. Raymond, Sr., the Chairman and President of the Company, and the holder of a $160,000 promissory note previously issued by the Company, exchanged the note for 32,000 shares of Series B Preferred Stock.

NASD REQUIREMENT AS TO STOCKHOLDER APPROVAL

    The NASD Rule provides that stockholder approval must be obtained in connection with a transaction other than a public offering involving the sale or issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the voting power outstanding before the issuance for less than the greater of the book or market value of the stock. Although the Company's Common Stock was recently delisted from the Nasdaq SmallCap Market, and the Company is not currently subject to the NASD Rule, the Company is in the process of appealing the delisting. If the Company's Common Stock is reinstated for trading on the Nasdaq Stock Market, the Company will again be subject to the NASD Rule.

    As more particularly described below under the caption "Description of Series B Preferred Stock", the Series B Preferred shares are convertible into Common Stock in accordance with the terms and conditions of the Certificate of Designations, Preferences and Rights which created the Series B Preferred Stock. The number of shares of Common Stock into which each share of Series B Preferred Stock is convertible depends, in part, upon the "Conversion Price" in effect at the time of the conversion. Under the terms of the Series B Preferred Stock, the "Conversion Price" is the lesser of (1) $4.65 and (2) 75% of the closing price of a share of Common Stock on the trading day immediately preceding the applicable conversion date and, accordingly, the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock will vary inversely with the market price of the Common Stock. As a result, it is not possible to determine at this time the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

    The Series B Preferred Stock contains provisions which would prohibit the issuance of Common Stock upon conversion of the Series B Preferred Shares in excess of the limit imposed by the NASD

Rule. As described in greater detail below under "Description of Series B Preferred Stock", the failure to obtain stockholder approval would result in the Company being unable to issue the full number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock in excess of the limit imposed by the NASD Rule.

DESCRIPTION OF SERIES B PREFERRED STOCK

    The shares of Series B Preferred Stock have a stated value of $5 per share. Holders of the Series B Preferred Stock are entitled to cumulative dividends at a rate of 6% of the stated value per annum, payable when and as declared by the Board of Directors. Dividends may be paid in cash or, at the option of the Company, in shares of Common Stock, under certain circumstances. Holders of Series B Preferred Stock are entitled to a liquidation preference of $5.00 per share plus accrued dividends. If dividends are paid in Common Stock then the number of shares issuable on account of such interest will equal the cash amount of the interest divided by the Conversion Price (as defined below) then in effect on the conversion date. Subject to certain limitations on conversion discussed below, the Series B Preferred Stock is convertible into shares of Common Stock at the option of the holder, in whole or in part, at any time. The number of shares of Common Stock into which each share of Series B Convertible Preferred Stock is convertible is determined by dividing the aggregate liquidation preference of the shares being converted by the lesser of (i) $4.65 or (ii) 75% of the average closing price of the Common Stock on the trading day immediately preceding the date of conversion (the "Conversion Price"). Accordingly, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock will vary inversely with the market price of the Common Stock. As a result, it is not possible to determine at this time the exact number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

    A holder may not convert Series B Stock or receive shares of Common Stock as dividends in connection with Series B Preferred Stock to the extent such conversion or receipt of such dividends would result in the holder, together with any affiliate, beneficially owning in excess of 4.999% of the then issued and outstanding shares of Common Stock (including shares issuable upon conversion of, and payment of dividends on, the Series B Preferred Stock held by such holder). A holder of Series B Preferred Stock may waive this restriction, upon not less than 61 days prior notice to the Company.

    If the Company's Common Stock is then listed for trading on the Nasdaq SmallCap Market or the Nasdaq National Market and the Company has not obtained the required stockholder approval, then the Company may not issue in excess of 1,927,570 shares of Common Stock (the "Issuable Maximum"; which equals 19.999% of the number of shares of Common Stock outstanding on the trading day immediately preceding March 11, 2002, the date that the Company originally issued the Series B Preferred Stock) upon conversions of the Series B Preferred Stock at a price per share that is less than the closing price on the trading day immediately preceding the date of original issue (the "Original Issue Date").

    If on the date of any proposed conversion of the Series B Preferred Stock
(A) the Common Stock is listed for trading on the Nasdaq SmallCap Market or Nasdaq National Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding Series B Preferred Stock together with any shares of Common Stock previously issued upon conversion of the Series B Preferred Stock would exceed the Issuable Maximum, and (C) the Company shall not have previously obtained the vote of stockholders, if any, as may be required by any applicable rules and regulations, then the Company is required to issue to the Series B Preferred Stockholder requesting a conversion a number of shares of Common Stock equal to such holder's pro-rata portion of the Issuable Maximum and, with respect to the remainder of the aggregate principal amount of the Series B Preferred Stock then held by such stockholder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of such stockholder's pro-rata portion of the Issuable Maximum, the Company is to use its best efforts to obtain the stockholder approval applicable to such issuance as soon as is reasonably possible.

CONSEQUENCES IF STOCKHOLDER APPROVAL NOT OBTAINED

    If stockholder approval is not obtained, the Company may be prohibited under the rules of the NASD and the terms of its listing agreement with the Nasdaq Stock Market from issuing more than an aggregate of approximately 1,927,570 shares of Common Stock upon conversion of the Series B Preferred Stock. If the Company is not subject to the NASD Rule, it will be required to issue the full number of shares of Common Stock upon conversion of the Series B Preferred Stock notwithstanding the absence of stockholder approval.

EFFECTS OF CONVERSION OF SERIES B PREFERRED STOCK ON HOLDERS OF COMMON STOCK

    The issuance of Common Stock upon the conversion of the Series B Preferred Stock will have no effect on the rights or privileges of existing stock holders except to the extent that the interest of each stockholder in the economic results and voting rights of the Company are diluted pro rata based on the number of shares owned by existing stockholders prior to any issuance.

    As noted above, the exact number of shares issuable upon conversion of the Series B Preferred Stock cannot currently be determined but such issuances of Common Stock will vary inversely with the market price of the Common Stock. The current holders of Common Stock will be diluted by issuances of Common Stock upon conversion of the Series B Preferred Stock and may be substantially diluted depending on the future market price of the Common Stock. On June 14, 2002, the closing price of the Common Stock on the NASD OTC Bulletin Board was $0.15 per share. If such market price were used to determine the number of shares of Common Stock issuable as of a Conversion Date, the Company would issue a total of at least approximately 11,702,222 shares of Common Stock if all Series B Preferred Stock were converted. To the extent that the lowest reported sales price of the Common Stock is higher than $0.15 during any period used for measuring the Conversion Price of the Series B Preferred Stock, the Company would issue fewer shares of Common Stock. Conversely, to the extent that the closing price of the Common Stock for the trading day immediately preceding the date of conversion is lower than $0.15 during any such period, the Company would issue more shares of Common Stock.

    The information set forth above is not intended to constitute a prediction as to the future market price of the Common Stock.

    If the Company's Common Stock is reinstated for trading on the Nasdaq Stock Market, the Company will be required to seek approval from its stockholders to approve the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock in excess of the limits imposed by the rules of the Nasdaq Stock Market and the Company is thus hereby seeking this approval.

VOTE REQUIRED

    Approval by the Company's stockholders of issuance of the full number of shares of Common Stock upon conversion of the Series B Preferred Stock requires the affirmative vote of a majority of the votes cast at the special meeting by the holders of Common Stock and holders of the Series A Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
           ISSUANCE OF THE FULL NUMBER OF SHARES OF COMMON STOCK UPON
                  CONVERSION OF THE SERIES B PREFERRED STOCK.

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                                  PROPOSAL IV

    PROPOSAL TO APPROVE THE ISSUANCE OF UP TO 50,000,000 SHARES OF COMMON STOCK OR SECURITIES CONVERTIBLE INTO UP TO 50,000,000 SHARES OF COMMON STOCK AT PRICES WHICH MAY BE BELOW BOOK AND MARKET VALUE OF THE COMMON STOCK

BACKGROUND

    The Company is contemplating a transaction or series of transactions pursuant to which it may sell up to 50,000,000 shares of Common Stock or securities convertible into up to 50,000,000 shares of Common Stock in private transactions at an aggregate offering price not to exceed $5,000,000. These transactions may result in the issuance of shares representing more than 20% of the Company's outstanding Common Stock and may be at prices that are below the book or market value of the Common Stock on the issuance date, but in no event will a sale be at a discount of greater than 25% of the market value of the Common Stock on the date of initial issuance. Except as described below under the caption "Placement Agent Agreement and Proposed Offering of Series D Preferred Stock", as of the date of this Proxy Statement, the Company has not entered into agreements which would obligate it to sell all of the securities as discussed herein. As a result, the Company is unable to provide additional details of all potential transactions at this time. The Board of Directors will determine the terms of any such transactions in its discretion. Any such transaction would be completed within 90 days of the date of the Special Meeting.

    At the Company's Annual Meeting of Stockholders held on March 28, 2002, the Company's stockholders authorized the Company to issue up to 5,000,000 shares of Common Stock or securities convertible into up to 5,000,000 shares of Common Stock in private transactions at an aggregate offering price not to exceed $2,000,000. Any such transaction was to have occurred by June 26, 2002. No such transactions have been completed. Since the date of the 2002 Annual Meeting of Stockholders, the market price of the Company's Common Stock has declined. As a result, the Company is seeking authorization to issue shares in excess of the number and dollar amount previously approved as, due to recent market conditions and the current trading price of the Company's Common Stock, the issuance of shares in excess of that amount will be necessary to raise the capital needed by the Company.

REASONS FOR THE POTENTIAL SALES

    As of March 31, 2002, the Company had limited liquid resources. Current liabilities were approximately $16,200,000 and current assets were approximately $15,200,000. The difference of approximately $1,000,000 is working capital deficit which is primarily the result of the losses the Company sustained during the three quarters prior to the quarter ended March 31, 2002. This situation has made if difficult for the Company to make timely payments to its vendors.

    The Board of Directors believes that it is in the best interests of the Company to raise additional funds so that its working capital deficit can be reduced or eliminated. The Company is seeking stockholder approval of Proposal Number IV to avoid delay and additional expense at a later date in the event such stockholder approval would otherwise be required in connection with any private placement financing transaction.

EFFECT ON EXISTING STOCKHOLDERS

    The issuance of shares of Common Stock will have a dilutive effect on the current stockholders of the Company and could have an adverse impact on the trading price of the Company's Common Stock.

    PLACEMENT AGENT AGREEMENT AND PROPOSED OFFERING OF SERIES D PREFERRED STOCK

    As set forth in Proposal I above, the Company has entered into an agreement with a placement agent (the "Placement Agent Agreement") for the purposes of offering up to $2,000,000 of Series D Preferred Stock and corresponding Warrants which could, if the full amount of the Series D Preferred Shares and Warrants are sold, and if the shares of Series D Preferred Stock and Warrants are fully converted and exercised, require the issuance of at least an additional 6,333,334 shares of Common Stock (the "Series D Offering"). The closing of the Series D Offering is conditioned upon the receipt of stockholder approval of the issuance of the Series D Preferred Stock, the Warrants and the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Warrants.

    The Placement Agent Agreement provides that the Series D Preferred Stock will have terms substantially as described below. The purchase price for each share of Series D Preferred Stock will be $10.50 per share. Holders of the Series D Preferred Stock will be entitled to cumulative dividends at the rate of seven percent (7%) per annum, payable semi-annually, when and as declared by the Company's Board of Directors, in preference and priority to any payment of any dividends on the Common Stock of the Company but subordinate in preference and priority to any payment of any dividend on the Series A, B and C Preferred Stock. Dividends may be paid, at the option of the Company, either in cash or in shares of Common Stock, valued at the Series D Conversion Price (as defined below), if the Common Stock issuable upon conversion of such Series D Preferred Stock has been registered for resale under the Securities Act of 1933. Holders of Series D Preferred Stock will be entitled to a liquidation preference of $10.50 per share, plus accrued and unpaid dividends, but such liquidation preference is subordinate to any liquidation preference of the Series A, B and C Preferred Stock.

    The liquidation preference will be guaranteed by Joseph J. Raymond, Chairman and President of the Company; provided, however, that the guarantee will terminate any time after six months of issuance of the Series D Preferred Stock if (i) the closing bid price of the Common Stock is at least 100% of the Series D Conversion Price for the 20 consecutive trading days immediately preceding such termination and (ii) the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and the Warrants are freely transferable.

    The holders of Series D Preferred Stock will be entitled to vote on all matters submitted to a vote of stockholders of the Company, with each share of Series D Preferred Stock entitling the holder to a number of votes equal to the number of full shares of Common Stock into which such share of Series D Preferred Stock is then convertible. The Series D Preferred Stock will vote together with the Common Stock as a single class on each matter submitted to a vote of the stockholders, except that the approval of two-thirds of the outstanding shares of Series D Preferred Stock voting as a single class will be required to (i) amend, alter or repeal the rights, preferences and designations of the Series D Preferred Stock, (ii) sell all or substantially all of the Company's assets or effect a merger or consolidation or any other transaction resulting in the acquisition of a majority of the then outstanding voting stock of the Company by another entity, (iii) liquidate, dissolve, wind-up or recapitalize or reorganize the Company or any of is subsidiaries, (iv) declare any dividends or distributions on the Common Stock or change the rights or terms of Preferred Stock, (v) authorize, create or issue shares of any class of stock having rights, preferences or privileges superior or on a parity with the Series D Preferred Stock, (vi) increase or decrease the authorized number of shares of Common Stock or Preferred Stock and (vii) commence any voluntary bankruptcy proceeding or otherwise take any action to declare the Company or any of its subsidiaries insolvent.

    The Series D Preferred Stock will be convertible into Common Stock at any time after six months from the date of issuance at the option of the holder. The Series D Preferred Stock will be automatically converted into Common Stock if
(i) the closing bid price of the Common Stock is at least 300% of the Series D Conversion Price for 20 consecutive trading days immediately before the six month anniversary of issuance and (ii) during such six month period the shares of Common Stock issuable upon the conversion of the Series D Preferred Stock and exercise of the Warrants are freely transferable. The number of shares, issuable upon conversion will be determined by multiplying the number of shares of Series D Preferred Stock to be converted by $10.50 and dividing the result by the Conversion Price then in effect. Initially, the Series D Conversion Price will be $0.75 and each share of Series D Preferred Stock will be convertible into fourteen (14) shares of Common Stock. Thus, if all of the shares of Series D Preferred Stock proposed to be sold (190,476 shares) were indeed sold and were converted at the initial Series D Conversion Price, the Company would be required to issue at least 2,666,667 shares of Common Stock. The Series D Conversion Price will be subject to adjustment on a weighted average basis if the Company sells Common Stock at a price per share lower than the Series D Conversion Price.

    As discussed below, it is anticipated that these terms relative to the proposed Series D Conversion Price could change due to changes in the market price of the Company's Common Stock.

    A holder may not convert Series D Preferred Stock or receive shares of Common Stock as payment of dividends in connection with Series D Preferred Stock to the extent such conversion or receipt of such dividends would result in the holder, together with any affiliate, beneficially owning in excess of 9.999% of the then issued and outstanding shares of Common Stock (including shares issuable upon conversion of, and payment of interest on, the Series D Preferred Stock held by such holder). A holder of Series D Preferred Stock may waive this restriction. In addition to receiving shares of Series D Preferred Stock, each investor in the private placement will receive a Warrant to purchase at $.80 per share, the number of shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock purchased by the investor. As a result, if all $2,000,000 of Series D Preferred Stock is sold, the Company would be required to issue at least an additional 2,666,667 shares of Common Stock upon exercise of such Warrants.

    The Company will have the right to redeem the Warrants for a redemption price of $.05 per Warrant, after one year from the date of closing if (i) the closing bid price of the Common Stock is at least 250% of the exercise price of the Warrant for the 20 consecutive trading days ending 3 trading days before the date the Company provides written notice of redemption to the holders of the Warrants and (ii) during the preceding six month period the shares of Common Stock issuable upon the conversion of the Series D Preferred Stock and exercise of the Warrants are freely tradable.

    The placement agent in the private placement will also receive a five
(5) year Warrant to purchase 1,000,000 shares of Common Stock on the identical terms of the Warrants to be issued to the Investors in the offering, except that the placement agent's Warrants shall be non-redeemable and shall have a cashless exercise provision. However, if within ninety (90) days of the commencement of the offering period the placement agent is unable to raise at least $1,500,000, then the number of Warrants shall be decreased proportionately in relation to the actual amount raised in the offering. Nevertheless, there will be no decrease in the number of Warrants if the placement agent is unable to raise the $1,500,000 due to a restriction imposed to prevent a violation of applicable exchange listing rules.

    Thus, if all of the Series D Preferred Stock was converted into Common Stock at the proposed Series D Conversion Price of $0.75 per share, and all of the warrants were exercised, the Company would be required to issue in excess of at least 6,333,334 shares of Common Stock. The Company will be required to register the shares of Common Stock issuable upon the conversion of the Series D Preferred Stock and exercise of the Warrants for public sale under the Securities Act and keep such registration effective for a period of two years.

    In recent weeks, the market price of the Company's Common Stock has been substantially less than the proposed Series D Conversion Price of $0.75 per share. As of June 14, 2002, the last reported sale price of the Common Stock on the OTC Bulletin Board was $0.15. As a result, it is unlikely that the proposed offering of the Series D Preferred Stock will proceed on the terms set forth in the

Placement Agent Agreement. If the terms of the Series D Offering are amended, a vote in favor of Proposal IV will represent a vote in favor of the issuance of the Series D Preferred Stock and Warrants provided that (i) no more than 50,000,000 shares of Common Stock are issuable upon conversion of the Series D Preferred Stock and exercise of the Warrants, (ii) the Series D Conversion Price and exercise price of the Warrants is at no more than a 25% discount to the market value of the Common Stock, (iii) no more than $5,000,000 of Series D Preferred Stock is sold, and (iv) the Series D Offering is completed by October 15, 2002.

PLACEMENT AGENT COMPENSATION

    The placement agent for the Private Placement described above will receive aggregate commissions of 10% of the gross proceeds from the sale of the Series D Preferred Stock and Warrants, plus a 3% non-accountable expense allowance. In addition, the Company is required to pay the placement agent's reasonable legal fees in connection with the offering up to $25,000, plus $5,000 for due diligence. If the placement agent raises at least $1,500,000 in the Series D Offering, it will have a right of first refusal to act as placement agent in connection with other offerings of securities by the Company during the 12 month period following the closing of the Series D Offering.

EFFECTS OF CONVERSION OF SERIES D PREFERRED STOCK AND WARRANTS ON HOLDERS OF
  COMMON STOCK

    The issuance of Common Stock upon the conversion of the Series D Preferred Stock and Warrants will have no effect on the rights or privileges of existing stockholders except to the extent that the interest of each stockholder in the economic results and voting rights of the Company are diluted pro rata based on the number of shares owned by existing stockholders prior to any issuance.

USE OF PROCEEDS

    The Company estimates that the aggregate net proceeds received by it from the issuance of $2,000,000 aggregate principal amount of Series D Preferred Stock and Warrants and any other issuance of securities authorized upon the approval of Proposal IV will be used to pay off outstanding indebtedness of the Company and for general working capital purposes.

NASD REQUIREMENT AS TO STOCKHOLDER APPROVAL

    The NASD Rule provides that stockholder approval must be obtained in connection with a transaction other than a public offering involving the sale or issuance of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the voting power outstanding before the issuance for less than the greater of the book or market value of the stock. If the NASD Rule is applicable, the Company may not raise funds through the sale of equity securities without stockholder approval unless (i) the transaction results in an issuance or potential issuance of a number of shares of Common Stock which is less than 20% of the total number of shares outstanding,
(ii) securities are sold at the then current market price or (iii) securities are sold in a public offering. Based upon current market conditions, the Board of Directors believes that a sale of the Company's securities in public markets or at the current market price of the Common Stock would likely not be achievable. A public offering would involve substantial delay and significant expense, and might be unsuccessful given current conditions in the market for public company issuances. Although the Company's Common Stock was recently delisted from the Nasdaq SmallCap Market, and the Company is not currently subject to the NASD Rule, the Company is in the process of appealing the delisting. If the Company's Common Stock is reinstated for trading on the Nasdaq SmallCap Market, the Company will again be subject to the NASD Rule.

    As more particularly described below under the caption "Placement Agent Agreement and Proposed Offering of Series D Preferred Stock", the Series D Preferred Stock is expected to be convertible into Common Stock in accordance with the terms and conditions stated in the proposed Certificate of Designations, Preferences and Rights of the Series D Preferred Stock. The number of shares of Common Stock into which each share of Series D Preferred Stock will be convertible will depend, in part, upon the "Series D Conversion Price" in effect at the time of the conversion. Under the proposed terms of the Series D Preferred Stock, the "Series D Conversion Price" will be $.75 per share. Because the proposed Series D Conversion Price substantially exceeds recent trading prices and the current book value of the Common Stock, it is not anticipated that the issuance of the Series D Preferred Stock will require stockholder approval under the NASD Rule, if applicable; however, as discussed above, it is unlikely that the Series D Offering will proceed on the terms contemplated by the Placement Agent Agreement. As a result, it is anticipated that the terms of the Series D Offering could change due to changes in the market for the Company's Common Stock. If the terms of the Placement Agent Agreement are modified to reflect a conversion price that more closely approximates the then current market price of the Company's Common Stock, in no event will the Company, if it is subject to the NASD Rule, agree to sell shares at prices at a discount of greater than 25% of the market value of the Common Stock on the date of issuance.

    If $2,000,000 of the Series D Preferred Stock is sold in the Series D Offering with a conversion price of $0.75 per share, the Company would be required to issue at least 2,666,667 shares of Common Stock and Warrants to acquire at least 3,666,667 shares of Common Stock. If (i) the NASD Rule is applicable and (ii) the book or market value of the Common Stock exceeds $0.75 at the time of the sale of the Series D Preferred Stock, the Company would be prohibited from issuing, without stockholder approval, shares of Series D Preferred Stock to the extent that such shares represented 20% or more of the Company's outstanding voting securities or the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the warrants represented 20% or more of the shares of Common Stock outstanding at the time of sale. As a result, the closing of the Series D Offering is conditioned upon the receipt of stockholder approval.

VOTE REQUIRED

    Approval by the Company's stockholders of the issuance of up to 50,000,000 shares of Common Stock or securities convertible into up to 50,000,000 shares of Common Stock in private transactions at prices which may be below the per share or market value of the Common Stock requires the affirmative vote of a majority of the votes cast at the special meeting by the holders of Common Stock and holders of the Series A Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote. If the Company is not subject to the NASD Rule, the Board of Directors may, in its discretion, elect to proceed with offerings of Common Stock or securities convertible into Common Stock, notwithstanding the absence of stockholder approval of Proposal IV, if it deems any such offering to be in the best interests of the Company and its stockholders. Any such offering will be on terms deemed appropriate by the Board of Directors, and may exceed or differ from the general parameters described in this Proposal IV.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF UP TO 50,000,000 SHARES OF COMMON STOCK AT PRICES WHICH MAY BE BELOW THE BOOK AND MARKET VALUE OF THE COMMON STOCK

                 PRICE RANGE OF COMMON STOCK; DIVIDEND POLICY.

    On April 11, 2000 the Company's registration statement on Form SB-2 (Commission File No. 333-83255) for its initial public offering (the "IPO") of Common Stock became effective and the Common Stock commenced trading on the Nasdaq SmallCap Market under the symbol "SERV" on April 26, 2000. On
February 27, 2002, the Common Stock was delisted from the Nasdaq SmallCap Market, and is currently trading on the NASD OTC Bulletin Board under the symbol "SERV". There were approximately 1,611 holders of record of Common Stock as of June 14, 2002. This number includes the number of stockholders whose shares were held in "nominee" or "street name. The table below sets forth, for the periods indicated, the high and low sales prices of the Common Stock as reported by the Nasdaq Stock Market and by the NASD OTC Bulletin Board.

                                                                 SALES PRICES
                                                              -------------------
FISCAL YEAR 2000                                                HIGH       LOW
----------------                                              --------   --------
Quarter Ended June 30, 2000 (from April 26, 2000)...........   $9.00      $5.875
Quarter Ended September 30, 2000............................    7.00        4.25

FISCAL YEAR 2001                                                HIGH       LOW
----------------                                              --------   --------
Quarter Ended December 31, 2000.............................    6.75       3.625
Quarter Ended March 31, 2001................................   4.875      1.3125
Quarter Ended June 30, 2001.................................    2.05        1.16
Quarter Ended September 30, 2001............................    1.90        1.00

FISCAL YEAR 2002                                                HIGH       LOW
----------------                                              --------   --------
Quarter Ended December 31, 2002.............................    1.19       0.51
Quarter Ended March 31, 2002................................    1.00       0.25
Quarter Ending June 30, 2002 (through June 14, 2002)........    0.75       0.15

    On June 14, 2002, the closing price of the Common Stock as reported by the NASD OTC Bulletin Board, was $0.15 per share. The Company has never paid dividends on the Common Stock and the Company intends to retain earnings, if any, to finance future operations and expansion. In addition, the Company's credit agreement restricts the payment of dividends. Therefore, the Company does not anticipate paying any cash dividends in the foreseeable future. Any future payment of dividends will depend upon the financial condition, capital requirements and earnings of the Company as well as other factors that the Board of Directors deems relevant.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

    The Company is authorized to issue 25,000,000 shares of Common Stock, par value $.01 per share. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to the shareholders. The Common Stock does not have cumulative voting rights, the shares are not subject to redemption, and there are no pre-emptive rights. All shares of Common Stock outstanding are fully paid and non-assessable. Holders of Common Stock are entitled to receive dividends out of funds legally available therefor when as and if declared by the Board of Directors. The Company has not paid any dividends on its Common Stock and the payment of cash dividends on the Common Stock is unlikely for the foreseeable future. Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share pro rata in any distribution to the holders of Common Stock. In the event of any such liquidation, dissolution or winding up of the Company, holders of Series A and B Preferred Stock and, if issued, Series C and D Preferred Stock will be entitled to receive an amount equal to the applicable liquidation preference as described below and elsewhere in the Proxy Statement prior and in preference to any distribution to the holders of Common Stock.

    As of June 14, 2002, there were 1,611 record holders of the Company's Common Stock.

PREFERRED STOCK

    The Company's Certificate of Incorporation authorizes 5,000,000 shares of preferred stock, $.01 par value, which preferred stock may from time-to-time be divided into and issued in series. The different series of preferred stock shall be established and the designations, and the variations in the relative rights and preferences as between the different series shall be fixed and determined by the Board of Directors.

    The Company's Amended and Restated Certificate of Incorporation authorizes the Board of Directors to issue shares of preferred stock in one or more series with such dividend liquidation, conversion, redemption and other rights as the Board establishes at the time stockholder approval is not required to issue preferred stock. To the extent that the Company issues additional shares of preferred stock, the ownership interest and voting power of existing shareholders could be diluted.

    The preferred stock could be issued in one or more series with such voting, conversion and other rights as would discourage possible acquirers from making a tender offer or other attempt to gain control of the Company even if such transaction was generally favorable to our stockholders. In the event of a proposed merger, tender offer or other attempt to gain control of the Company which the Board does not approve, it might be possible for the Board to authorize the issuance of a series of preferred stock with rights and preferences that could impede the completion of such a transaction. The Board could authorize holders of the preferred stock to vote, either separately or as a class or with the holders of Common Stock on any merger, sale or exchange of assets or other extraordinary corporate transactions. Preferred stock may be used to discourage possible acquirers from making a tender offer or other attempt to gain control of the Company with a view to imposing a merger or sale of all or any part of the Company's assets, even though a majority of stockholders may deem such acquisition attempts to be desirable.

    Preferred stock may also be used as consideration for any acquisition that the Company undertakes, either alone or in combination with shares, notes or other assets including cash or other liquid security.

SERIES A PREFERRED STOCK

    The Certificate of Designation, Preferences and Rights of the Series A Preferred Stock filed with the Office of the Secretary of State, State of Delaware on July 2, 2001 authorizes one million, four hundred fifty-eight thousand, nine hundred thirty-three (1,458,933) shares of Series A Preferred Stock, par value $.01 per share, stated value of $3.00 per share. As of June 14, 2002, there were 1,458,933 shares of Series A Preferred Stock issued and outstanding. An Amendment to the Certificate of Designation of the Series A Preferred Stock was filed on April 5, 2002, but this Amendment had no effect on the number of shares authorized and issued and outstanding.

    Holders of the Series A Preferred Stock are entitled to cumulative dividends at a rate of $.21 per share, payable annually on June 30 and December 31 of each year, when and as declared by the Company's Board of Directors, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Company. Dividends may be paid, at the option of the Company, either in cash or in shares of Series A Preferred Stock, valued at $3.00 per share, if the Common Stock issuable upon conversion of such Series A Preferred Stock has been registered for resale under the Securities Act of 1933. Holders of Series A Preferred Stock are entitled to a liquidation preference of $3.00 per share, plus accrued and unpaid dividends.

    The Series A Preferred Stock is convertible into Common Stock at any time at the option of the holder. The number of shares issuable upon conversion is determined by multiplying the number of shares of Series A Preferred Stock to be converted by $3.00 and dividing the result by the conversion price then in effect (the "Series A Conversion Price"). As of June 14, 2002, the Series A Conversion Price was $3.00. As a result, as of June 14, 2002, each share of Series A Preferred Stock was convertible into one (1) share of Common Stock. If all of the shares of Series A Preferred Stock currently outstanding as of June 14, 2002 were converted, the Company would be required to issue 1,458,933 shares of Common Stock.

    In March 2002, the Company and the holders of the Company's Series A Preferred Stock agreed to an amendment of the Certificate of Designation which will permit the Company to pay the redemption price of the Series A Preferred Stock through the issuance of shares of the Company's Common Stock. For purposes of determining the number of shares which the Company will be required to issue if it chooses to pay the redemption price in shares of Common Stock, the Common Stock will have a value equal to the average closing price of the Common Stock during the five trading days immediately preceding the date of redemption.

    On March 28, 2002, the Company's stockholders granted approval to the Company's proposal in its Proxy Statement dated March 8, 2002 to issue the full number of shares of Common Stock upon conversion of the Series A Preferred Stock.

SERIES B PREFERRED STOCK

    The Certificate of Designation, Preferences and Rights of the Series B Preferred Stock filed March 14, 2002 with the Office of the Secretary of State, State of Delaware authorizes five hundred thousand (500,000) shares of Series B Preferred Stock, par value $.01 per share, stated value $5.00 per share. As of June 14, 2002, there were 263,300 shares of Series B Preferred Stock issued and outstanding. See "Proposal II--Description of Series B Preferred Stock" for a description of the terms of the Series B Preferred Stock.

SERIES C PREFERRED STOCK

    The proposed Certificate of Designation, Preferences and Rights of the Series C Preferred Stock, which has not yet been filed with the Office of the Secretary of State, State of Delaware, authorizes four hundred thousand (400,000) shares of Series C Preferred Stock, par value $.01 per share, stated value $100.00 per share. As of June 14, 2002, there were no shares of Series C Preferred Stock issued and outstanding. See Proposal II--Description of
Series C Preferred Stock" for a description of the proposed terms of the Series C Preferred Stock.

SERIES D PREFERRED STOCK

    The proposed Certificate of Designation, Preferences and Rights of the Series D Preferred Stock, which has not yet been filed with the Office of the Secretary of State, State of Delaware, authorizes four hundred thousand (400,000) shares of Series D Preferred Stock, par value $.01 per share, stated value $10.50 per share. As of June 14, 2002, there were no shares of Series D Preferred Stock issued and outstanding. See "Proposal IV--Placement Agent Agreement and Proposed Offering of Series D Preferred Stock" for a description of the proposed terms of the Series D Preferred Stock.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals for presentation at the Company's next annual meeting of stockholders must be received by the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than November 8, 2002. The Company's By-laws contain certain procedures which must be followed in connection with shareholder proposals.

                                    EXPERTS

    The financial statements of the Company as of September 30, 2001 and 2000 and for the fiscal years ended September 30, 2001, 2000 and 1999 incorporated by reference in this Proxy Statement have been audited by Amper, Politziner & Mattia, P.A., independent public auditors, and have been incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. A representative of Amper, Politziner & Mattia, P.A. will be present at the meeting to answer questions and will have an opportunity to make a statement, if desired.

                     INCORPORATION OF FINANCIAL INFORMATION

    The following financial statements and other portions of the Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2001 as filed with the Securities and Exchange Commission (the "Commission") on March 5, 2002 (the "Form 10-K"), Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed with the Commission on May 15, 2002 (the "Form 10-Q"), Current Report on Form 8-K/A filed with the Commission on
March 5, 2002 (the "Form 8-K/A") and Current Report on Form 8-K filed with the Commission on April 4, 2002 (the "Form 8-K"), copies of which are being delivered with the Proxy Statement, are incorporated by reference herein:

    - financial statements and supplementary financial information of the Company appearing on pages F-1 through F-28 of the Form 10-K and in
      Part I, Item 1 of the Form 10-Q;

    - management's discussion and analysis of financial condition and results of operations appearing in Part II, Item 7 of the Form 10-K and Part 1, Item 2 of the Form 10-Q;

    - quanitative and qualitative disclosures about market risk appearing in
      Part II, Item 7A of the Form 10-K and Part 1, Item 3 of the Form 10-Q

    - financial statements appearing in the Form 8-K/A; and

    - financial statements appearing in the Form 8-K.

    All documents filed with the Commission by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Proxy Statement and prior to the date of the meeting are incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in another subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

                                 OTHER BUSINESS

    The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

    ALL STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND SEND IN THEIR PROXIES IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, 6201 15TH AVENUE, BROOKLYN NEW YORK 11219, ATTN: MAILROOM, INSIDE DELIVERY, 1ST FLOOR. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          J. Todd Raymond
                                          Secretary

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          STRATUS SERVICES GROUP, INC.

TO: Secretary of State
    State of Delaware

    Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, Stratus Services Group, Inc., a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), executes this Certificate of Amendment to its Amended and Restated Certificate of Incorporation. The Corporation's Certificate of Incorporation was filed and recorded in the Office of the Secretary of State of the State of Delaware on March 11, 1997 and an Amended and Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on March 31, 2000.

1. NAME OF CORPORATION: The name of the Corporation is Stratus Services Group, Inc.

2. BOARD APPROVAL: The Board of Directors of said Corporation has consented to, authorized by unanimous written consent and passed resolutions declaring that the amendment to the Amended and Restated Certificate of Incorporation contained herein is advisable and decided to present such amendment to the stockholders of the Corporation at the Special Meeting of shareholders.

3. NOTICE TO SHAREHOLDERS OF RECORD: Upon notice given to each stockholder of record entitled to vote on such amendment to the Amended and Restated Certificate of Incorporation in accordance with the requirements of the Act, the Special Meeting of the stockholders of the Corporation was held on July 17, 2002, at which meeting holders representing quorum power were present in person or represented by proxy, and the number of votes cast for the amendment by the stockholders of the Corporation and each class of stockholders entitled to vote separately on the amendment was sufficient for approval by the stockholders and each such class.

4. DATE OF ADOPTION AND TEXT OF AMENDMENT: The following amendment to the Restated Certificate of Incorporation of the Corporation (the "Amendment") was adopted by the Company's stockholders at a meeting of stockholders duly held on July 17, 2002.

    (a) Section 4.1 of Article IV of the Restated Certificate of Incorporation is amended to provide in its entirety as follows:

           "Section 4.1. TOTAL NUMBER OF SHARES OF STOCK: The total number of shares of all classes of stock which the Corporation has the authority to issue is One Hundred Five Million (105,000,000) shares consisting of One Hundred Million (100,000,000) shares of Common Stock $.01 par value per share (the "Common Stock"), and Five Million (5,000,000) shares of Preferred Stock, $.01 par value per share."

5. APPROVAL OF AMENDMENTS: The foregoing amendments were duly adopted in accordance with Section 242(b) of the Delaware General Corporation Law on July 17, 2002.

    IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by
an authorized officer of the Corporation as of the   day of       , 2002.

ATTEST:                                        STRATUS SERVICES GROUP, INC.

                                               By:

                                               Its:

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

                          STRATUS SERVICES GROUP, INC.

          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 17, 2002


            THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF
                   DIRECTORS OF STRATUS SERVICES GROUP, INC.


KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Joseph J. Raymond and Michael A. Maltzman and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock of STRATUS SERVICES GROUP, INC., standing in the name of the undersigned at the close of business on June 14, 2002, at the special meeting of stockholders to be held at the Company's headquarters, 500 Craig Road, Manalapan, New Jersey on July 17, 2002 at 10:00 a.m. and at any and all adjournment or adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side hereof. Said proxies are authorized to vote in their discretion upon any other matters which may come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR PROPOSALS 1, 3 AND 4 AND AGAINST PROPOSAL 2 DESCRIBED ON THE REVERSE SIDE OF THIS PROXY. (SEE REVERSE SIDE)


                                                              (SEE REVERSE SUDE)

                Please Detach and Mail in the Envelope Provided

      PLEASE MARK YOUR
|X|   VOTES AS INDICATED
      IN THIS EXAMPLE


1. APPROVAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK.

                     FOR             AGAINST         ABSTAIN

                     |_|               |_|             |_|

2. APPROVAL OF THE ISSUANCE OF THE SERIES C PREFERRED STOCK AND THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES C PREFERRED STOCK.

                     FOR             AGAINST         ABSTAIN

                     |_|               |_|             |_|

3. APPROVAL OF THE ISSUANCE OF THE FULL NUMBER OF SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES B PREFERRED STOCK.

                     FOR             AGAINST         ABSTAIN

                     |_|               |_|             |_|

4. APPROVAL OF THE ISSUANCE OF UP TO 50,000,000 SHARES OF COMMON STOCK, OR SECURITIES CONVERTIBLE INTO COMMON STOCK, AT PRICES WHICH MAY BE BELOW BOOK AND MARKET VALUE.

                     FOR             AGAINST         ABSTAIN

                     |_|               |_|             |_|




_______________________________  _____________________ Date: _____________, 2002
Signature(s) of Stockholder(s)
(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.